EXHIBIT 4.1
                                  -----------

                          CERTIFICATE OF INCORPORATION

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 402 of the Business Corporation Law


     The  undersigned,  for the  purpose of forming a  corporation  pursuant  to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: As used in this Certificate of Incorporation, the term "Act" means the Small Business Investment Act of 1958, as amended.

     THIRD: This corporation is organized and chartered solely for the purpose of performing the functions and conducting the activities contemplated under the Small Business Investment Act of 1958, as amended from time to time, and will provide assistance solely to small business concerns which will contribute to a well-balanced national economy by facilitating ownership in such concerns by persons whose participation in the free enterprise system is hampered because of social or economic disadvantages.

     In accordance with the aforesaid statement of purposes of this corporation, this corporation shall have the following powers and authorities to carry out said purposes:

     (a) To operate under the name set forth in FIRST above and to operate solely as a small business investment company qualified under Section 301(d) of the Act;

     (b) To issue in consideration for cash or such other consideration permitted by the Regulations the number of shares or stock indicated in Paragraph FOURTH herein;

     (c) To borrow money and issue its debenture bonds, promissory notes, or other obligations under such general conditions and subject to such limitations and regulations as the Small Business Administration may prescribe;

     (d) To provide equity capital to small business concerns (as defined by the Small Business Administration) under conditions authorized by Section 304 of the Act and pertinent sections of the Regulations, with the right to sell or dispose of securities so acquired in such manner and under such terms and conditions as the Licensee shall determine;

     (e) To make long-term loans (as defined by the Small Business Administration) to small business concerns (as defined by the Small Business Administration) for the purposes and in the manner and subject to the conditions described in Section 305 of the Act; with the right to sell or dispose of such loans in such manner and under such terms and conditions as the Company shall determine;

     (f) To acquire and make commitments for obligations and securities of a single enterprise only within the limitations established by Section 306 of the Act, unless such limitations are waived by the Small Business Administration;

     (g) To undertake its operations in cooperation with banks or other financial institutions, as contemplated under section 308(a) of the Act;

     (h) To provide consulting and advisory services to small business concerns on a fee basis;

     (i) To invest funds not reasonably needed for its current operations only in direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government;

     (j) To conduct its operations in accordance with and subject to regulations prescribed by the Small Business Administration;

     (k) To submit to and pay for examinations made by direction of the Small Business Administration by examiners selected, employed or approved by the Small Business Administration;

     (l) To make reports to the Small Business Administration at such time and in such form as the Small Business Administration may require;

     (m) To conduct its operation under the Act in the County of Nassau, State of New York, without limitation however, as to the residence, domicile, or place of business of parties with which it transacts its business, or otherwise deals in accordance with regulations issued by SBA;

     (n) To regulate its business and conduct its affairs in a manner not inconsistent with the Act and regulations prescribed by the Small Business Administration thereunder;

     (o) To adopt and use a corporate seal;

     (p) To have succession for a period of not less than thirty (30) years subject to dissolution in accordance with the laws of the State of New York and subject to forfeiture of its license from the Small Business Administration for violation of law or of regulations issued under the Act;

     (q) To make contracts;

     (r) To sue and be sued, complain and defend in any court of law or equity;

     (s) By its Board of Directors, to appoint such officers and employees as may be deemed proper, define their authority and duties, fix their compensation, require bonds of such of them as it deems advisable and fix the penalty thereof, dismiss such officers or employees, or any thereof, at pleasure, and appoint others to fill their places;

     (t) To adopt by-laws regulating the manner in which its stock shall be transferred, its officers and employees appointed, its property transfered, and the privileges granted to it by law exercised and enjoyed;

     (u) To maintain its principal office at 2 Fir Drive, Great Neck, New York and to establish branch offices or agencies within its operating territory subject to the approval of the Small Business Administration;

     (v) To acquire, hold, operate and dispose of any property (real, personal or mixed) whenever necessary or appropriate to the carrying out of its lawful functions;

     (w) To exercise such incidental powers as may reasonably be necessary to carry out the business for which the corporation is established.

     FOURTH: The total number of authorized shares of capital stock of this corporation shall consist of 86,000 shares of which 85,000 shares shall be preferred stock having a par value of $10.00 each and 1,000 shares shall be common stock having no par value. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, are as follows:


      NUMBER OF SHARES                 CLASS              PAR VALUE PER SHARE
      ----------------                 -----              -------------------
           85,000                    Preferred                   $10.00

            1,000                     Common                   No Par Value


     FIFTH: The designation, preferences, privileges and voting powers of the shares of each class of shares of capital stock which the corporation is authorized to issue and the restrictions or qualifications thereof, shall be as follows:

     (a) PREFERRED STOCK

     (i) Issuance of Preferred Stock to Small Business Administration and Preferred Stockholders Right of Dividend Payments. Preferred stock may only be issued to the Government of the United states of America Small Business
Administration pursuant to applicable provisions of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. Subject to the sound discretion of the Board of Directors, the Small Business Administration shall be paid from the retained earnings of the corporation, an annual dividend of three (3%) percent of the par value of its preferred stock, payable from the date of issuance. Such dividends shall be payable on a preferred and cumulative basis so that no amount shall be set aside or paid to any other class of stock until the full amount of dividends due the Small Business Administration at the annual rate of three (3%) percent cumulated to the intended date of payment, shall have been paid to the Small Business Administration.

     (ii) Redemption Rights. The corporation may, at its option, redeem the whole or any part of the Small Business Administration's outstanding preferred stock on any dividend payment date where at least thirty (30) days prior written notice has been given to the Small Business Administration. The corporation shall pay the Small Business Administration the par value of the shares to be redeemed ($50,000.00) minimum per transaction), and accumulated dividends.

     (iii) Redemption, Liquidation or Distribution of Assets. Before any redemption of stock not purchased by the Small Business Administration, or liquidation in whole or in part, or any distribution of assets to other stockholders, the Small Business Administration shall be entitled to preferred payment in full of the amounts stated in FOURTH (a)(i) above and the par value of its preferred stock issued and outstanding. Notwithstanding the foregoing, such par value need not be paid to the Small Business Administration before the distribution of ordinary dividends from retained earnings to other shareholders.

     (iv) The Small Business Administration shall not be entitled to vote on any matters for which a vote of the shareholders of the corporation may be sought.

     B. COMMON STOCK

     The voting power of shares of capital stock in this corporation shall be vested solely in the shares of common capital stock and the preferred capital stock shall have no voting power whatsoever. Subsequent to payment of the amounts due in accordance with this Paragraph FIFTH (A) of this Certificate of Incorporation to the Small Business Administration on account of its preferred stock hereinabove described (or other obligations currently due the Small Business Administration in accordance with applicable SBA Regulations), the common stockholders shall be entitled to receive dividends and distributions on a share and share alike basis, when, as and if declared by the Board of Directors of the corporation.

     SIXTH: This Certificate of Incorporation shall not be amended without the prior written approval of the Small Business Administration.

     SEVENTH: The office of the corporation is to be located in the Town of North Hempstead, County of Nassau, State of New York.

     EIGHTH: The Secretary of State is designated as agent of the corporation whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                  GARY C. GRANOFF, ESQ.
                  2 Park Avenue, Suite 2204
                  New York, New York  10016

     NINTH: The fiscal year of this corporation shall terminate on May 31.

     IN WITNESS WHEREOF, this certificate has been subscribed to this 25th day of June, 1979, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                                     /S/Gary C. Granoff
                                                     ------------------
                                                     GARY C. GRANOFF
                                                     2 Park Avenue, Suite 2204
                                                     New York, NY  10016

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 805 of the Business Corporation Law



     It is hereby certified that:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 9, 1979.

     THIRD: The amendments of the certificate of incorporation of the corporation effected by this certificate of amendment are as follows: (a) to increase the aggregate number of shares which the corporation shall have authority to issue by authorizing 35,000 additional shares, of the par value of $10.00 each, of the same class as its presently authorized Preferred Stock; (b) to add provisions denying preemptive rights to the holders of the Common Stock of the corporation; and (c) to add provisions authorizing the Board of Directors of the corporation to adopt, amend or repeal the by-laws of the corporation.

     FOURTH: To accomplish the foregoing amendments, Article FOURTH of the certificate of incorporation of the corporation, relating to the number of authorized shares of the capital stock of the corporation and Paragraph B of Article FIFTH of the certificate of incorporation of the corporation, relating to rights of the holders of the Common Stock of the corporation, are hereby amended to read in their entirety as follows and, further, the following new Articles TENTH relating to the adoption, amendment or repeal of the by-laws of the corporation is added to the certificate of incorporation of the corporation:

          "FOURTH: The total number of authorized shares of capital stock of this corporation shall consist of 121,000 shares of which 120,000 shares shall be preferred stock having a par value of $10.00 each and 1,000 shares shall be common stock having no par value. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, are as follows:

               NUMBER OF                                           PAR VALUE PER
                SHARES                      CLASS                      SHARE
               ---------                    -----                  -------------

                120,000                   Preferred                   $10.00

                 1,000                     Common                  No Par Value

     "FIFTH: B. COMMON STOCK

     The voting power of shares of capital stock in this corporation shall be vested solely in the shares of common capital stock and the preferred capital stock shall have no voting power whatsoever. Subsequent to payment of the amounts due in accordance with this Paragraph FIFTH (A) of this Certificate of Incorporation to the Small Business Administration on account of its preferred stock hereinabove described (or other obligations currently due the Small Business Administration in accordance with applicable SBA Regulations), the common stockholders shall be entitled to receive dividends and distributions on a share and share alike basis, when, as and if declared by the Board of Directors of the corporation. No holder of any shares of the Common Stock of the corporation shall, because of his ownership of such shares, have a preemptive or other right to purchase, subscribe for, or take any part of any shares, notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the corporation issued, optioned, or sold by it, whether the shares be authorized by this certificate of incorporation or be authorized by an amended certificate duly filed and in effect at the time of the issuance or sale of such shares or of such notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the corporation. Any part of the shares authorized by this certificate of incorporation or by an amended certificate duly filed, and any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the corporation may at any time be issued, optioned for sale and sold, or disposed of by the corporation pursuant to the resolution of its Board of Directors to such persons and upon such terms and conditions as may, to such Board, seem proper and advisable without first offering to existing shareholders the said shares or the said notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of the corporation, or any part of any thereof."

     "TENTH: Subject to the approval of the Small Business Administration, if such approval is required by applicable regulations, the by-laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the Board of Directors; provided, however, that any by-law adopted by the Board of Directors may be amended or repealed by the shareholders of the corporation entitled to vote thereon."

     FIFTH: The foregoing amendments of the certificate of incorporation of the corporation were authorized by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the certificate of incorporation and, pursuant to the provisions of Article SIXTH of the certificate of incorporation, by the Small Business Administration.

     IN WITNESS WHEREOF, we have subscribed this document on March 19, 1982 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                                      /s/ Gary C. Granoff
                                                      --------------------------
                                                      Gary C. Granoff, President


                                                      /s/ Margaret Chance
                                                      --------------------------
                                                      Margaret Chance, Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 805 of the Business Corporation Law

     It is hereby certified that:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 9, 1979.

     THIRD:   The  amendments  of  the  certificate  of   incorporation  of  the
corporation effected by this certificate of amendment are to increase the aggregate number of shares which the corporation shall have authority to issue by authorizing 1,000 additional shares, of no par value, of the same class as its presently authorized Common Stock and to authorize 60,000 additional shares, of the par value of $10.00 each, of the same class as its presently authorized Preferred Stock.

     FOURTH: To accomplish the foregoing amendments, Article FOURTH of the certificate of incorporation of the corporation, relating to the number of authorized shares of the capital stock of the corporation, is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of authorized shares of capital stock of this corporation shall consist of 182,000 shares of which 180,000 shares shall be preferred stock having a par value of $10.00 each and 2,000 shares shall be common stock having no par value. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, are as follows:

               NUMBER OF                                PAR VALUE PER

                SHARES                   CLASS             SHARE
                ------                   -----             -----

               180,000                 Preferred          $10.00

                 2,000                  Common         No Par Value

     FIFTH: The foregoing amendments of the certificate of incorporation of the corporation were authorized by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the certificate of incorporation and, pursuant to the provisions of Article SIXTH of the certificate of incorporation, by the Small Business Administration.

     IN WITNESS WHEREOF, we have subscribed this document on August 20, 1982 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

                                                     /s/ Gary C. Granoff
                                                     ---------------------------
                                                     Gary C. Granoff, President


                                                     /s/ Margaret Chance
                                                     ---------------------------
                                                     Margaret Chance, Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 805 of the Business Corporation Law

     It is hereby certified that:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 9, 1979.

     THIRD: The amendments of the certificate of incorporation of the corporation effected by this certificate of amendment are (i) to change 1,422 authorized Common shares without par value of the corporation, all of which are issued, into 492,012 issued Common shares of a par value of $.01 each, the terms of the change being at the rate of 1 issued Common share without par value for 346 issued Common shares of a par value of $.01 each, and, in that connection, to reduce the stated capital of the corporation in respect of each issued Common share to $.01 so that the aggregate stated capital of the corporation is changed to $4,920.12, and to change 578 authorized Common shares without par value of the corporation, none of which is issued, into 199,988 unissued Common shares of a par value of $.01 each; (ii) to increase the aggregate number of shares which the corporation shall have authority to issue by authorizing 208,000 additional shares, of $.01 par value, of the same class as its authorized Common Stock (as such authorized Common Stock shall have been changed pursuant hereto) and by authorizing 345,000 additional shares, of the par value of $10.00 each, of the same class as its presently authorized Preferred Stock; (iii) to change the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him; and (iv) to change the address of the corporation.

     FOURTH: To accomplish the foregoing amendments, Articles FOURTH, SEVENTH and EIGHTH of the certificate of incorporation of the corporation, relating to the number of authorized shares of the capital stock of the corporation, to the address for the mailing of process, to the office of the corporation, and the address of the corporation, respectively, are amended to read in their entirety as follows:

          (a) "FOURTH: The total number of authorized shares of capital stock of this corporation shall consist of 1,425,000 shares of which 525,000 shares shall be preferred stock having a par value of $10.00 each and 900,000 shares shall be common stock having a par value of $.01 each."

          (b) "SEVENTH: The office of the corporation is to be located in the City, County and State of New York."

          (d) "EIGHTH: The Secretary of State is designated as agent of the corporation whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                           Gary C. Granoff, Esq.
                           277 Park Avenue
                           Suite 4300
                           New York, New York  10172

     FIFTH: The issued and outstanding shares of common stock of the corporation which number 1,422 shares, and the shares of the Corporation that are not issued and outstanding which number 578 shares each of no par value, shall be changed into new shares of common stock, each of a par value of one cent ($.01) per share, at the rate of 346 of the new shares of common stock for each one (1) share of the former shares of common stock.

     SIXTH: The above and foregoing amendments to the Certificate of Incorporation were authorized by the unanimous written consent of the holders of all of the outstanding shares entitled to vote pursuant to a written consent of stockholders dated the 15th day of December, 1983.

     IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed to this 9th day of January, 1984 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                                  /s/ Gary C. Granoff
                                                  -----------------------------
                                                  Gary C. Granoff, President

                                                  /s/ Margaret Chance
                                                  -----------------------------
                                                  Margaret Chance, Secretary

                              CERTIFICATE OF CHANGE

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 805 of the Business Corporation Law

     IT IS HEREBY CERTIFIED THAT:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on July 9, 1979.

     THIRD: The purpose of this Certificate of Change is to change the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her.

     FOURTH: To accomplish the foregoing change, Article EIGHTH of the Certificate of Incorporation of the corporation, relating to the address for the mailing of process is hereby changed so that it shall read in its entirety as follows:

          (a) "EIGHTH: The Secretary of State is designated as agent of the corporation against whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

                          GRANOFF & WALKER
                          600 THIRD AVENUE
                          SUITE 3810
                          NEW YORK, NEW YORK 10016-2094

     FIFTH: The above and foregoing change to the Certificate of Incorporation was authorized by a meeting of the Board of Directors held on September 24, 1985.

     IN WITNESS WHEREOF, this Certificate of Change has been subscribed to this 3rd day of January, 1986 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                             /s/ Gary C. Granoff
                                             -----------------------------------
                                             GARY C. GRANOFF, President

                                             /s/ Margaret Chance
                                             -----------------------------------
                                             MARGARET CHANCE, Secretary


                                       -2-


                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 805 of the Business Corporation Law

     It is hereby certified that:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 9, 1979.

     THIRD:   The  amendments  to  the  certificate  of   incorporation  of  the
corporation effected by this certificate of amendment are to increase the aggregate number of shares of common stock which the corporation shall have authority to issue from the existing 900,000 authorized shares, $.01 par value, to 1,500,000 authorized shares, $.01 par value, by authorizing 600,000 additional shares of the par value of $.01 each, of the same class as its presently authorized Common Stock and to increase from 525,000 authorized shares, $10. par value, to 750,000 authorized shares, $10. par value by authorizing 225,000 additional shares, of the par value of $10. each, of the same class of its presently authorized Preferred Stock.

     FOURTH: To accomplish the foregoing amendments, Article FOURTH of the certificate of incorporation of the corporation, relating to the number of authorized shares of the capital stock of the corporation, is hereby amended to increase the number of authorized shares of common stock from 900,000 shares, $.01 par value, to 1,500,000 shares, $.01 par value, and to increase the number of authorized shares of Preferred Stock from 525,000 shares, $10. par value, to 750,000 shares, $10. par value, and shall read in its entirety as follows:

          "FOURTH: The total number of authorized shares of capital stock of this corporation shall consist of 2,250,000 shares of which 750,000 shares shall be preferred stock having a par value of $10. each and 1,500,000 shares shall be common stock having a par value of $.01 each."

     FIFTH: The foregoing amendment to the certificate of incorporation of the corporation was authorized by the unanimous written consent of the corporation's board of directors, subsequently approved by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote on said amendment to the certificate of incorporation and, pursuant to the provisions of Article SIXTH of the certificate of incorporation, by the United States Small Business Administration.

     IN WITNESS WHEREOF, we have subscribed this document on June 24, 1987 and do affirm, under penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

                                                /s/ Gary C. Granoff
                                                --------------------------------
                                                GARY C. GRANOFF, President

                                                /s/ Margaret Chance
                                                --------------------------------
                                                MARGARET CHANCE, Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION

                Under Section 805 of the Business Corporation Law

     It is hereby certified that:

     FIRST: The name of the corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on July 9, 1979, under the name of Elk Associates Funding Corporation.

     THIRD: The Certificate of Incorporation of Elk Associates Funding Corporation is hereby amended, to change and increase the capitalization from 2,250,000 shares to 2,800,000 shares of which 1,500,000 are common stock at one ($.01) cent par value and 750,000 shares are preferred at $10.00 par value, and of which 547,271 shares of preferred are presently issued and outstanding, and of which 202,729 are presently unissued, to 2,800,000 shares of which 1,500,000 are common shares at $.01 cent par value, and 547,271 shall be Class A-3% preferred with a par value of $10.00, and 752,729 shall be Class B-4% preferred with a par value of $10.00. The 547,271 preferred shares that are currently issued and outstanding shall be changed into the newly authorized Class A 3% Preferred Shares at the rate of one for one. The currently authorized and unissued 202,729 preferred shares shall be changed into the newly authorized Class B-4% preferred shares at the rate of one for one and the Class B-4% preferred shares shall be increased by 550,000 Class B-4% preferred shares with a par value of $10.00. The Certificate of Incorporation is further amended to add provisions concerning the fact that any preferred shares issued by the Corporation from and after this date shall be Class B preferred shares and shall have an annual dividend of four (4%) percent of the par value of said preferred shares, and that any of said
Class B-4% preferred shares issued shall be deemed to have a mandatory redemption requirement, so that any such Class B-4% preferred shares issued shall be redeemed by the Corporation within fifteen (15) years from date of issuance, and that in the event of any liquidation of the Corporation, the Class A and the Class B Preferred Stock, after payment of all accrued but unpaid dividends, shall have equal standing with neither Class having priority over the other with respect to any liquidation dividends.

     FOURTH: To accomplish the foregoing amendments, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

     (a)  The  first   paragraph  of  Article  FOURTH  of  the   Certificate  of
Incorporation shall be deemed amended in its entirety as follows:

     "FOURTH: The total number of authorized shares of capital stock of this corporation shall consist of 2,800,000 shares of which 1,300,000 shares shall be preferred stock having a par value of $10.00 each and 1,500,000 shares shall be common shares having a par value of $.01 (one cent) per share. The Preferred stock shall further be divided into 547,271 shares of Class A-3% Preferred Stock having a par value of $10.00 per share, and 752,729 shares of Class B-4% Preferred Stock having a par value of $10.00 per share. The designation of each class, the number of shares of each class and par value of the shares of each class are as follows:

                                                           Par Value
                                                           ---------
Number of Shares           Type                            Per Share
----------------           ----                            ---------

  547,271                 Class A Preferred Stock           $ 10.00
  752,729                 Class B Preferred Stock           $ 10.00
1,500,000                 Common Stock                      $  0.01


The Class A Preferred Shares and the Class B Preferred Shares authorized are restricted solely for issuance to the United States Government Small Business Administration."

     (b) Article FOURTH of the Certificate of Incorporation shall be deemed further amended by the following additional paragraph:

     "All references in this Certificate of Incorporation to the Preferred Stock to be issued to the United States Government Small Business Administration which carries an annual dividend of three (3%) percent of the par value of its Preferred Stock shall apply solely to the 547,271 shares of Preferred Stock previously issued by this Corporation to the United States Government Small Business Administration and such 547,271 shares of Preferred Stock that are presently issued are herein designated for future reference as Class A Preferred Stock. Any Preferred Stock to be issued from and after the date of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be deemed to be Class B Preferred Stock which shall have an annual dividend of four (4%) percent of the par value of said Preferred Stock, payable from the date of issuance and which shares shall be deemed to have a mandatory redemption requirement so that any Class B Preferred Stock that is issued by the Corporation shall be redeemed by the Corporation within fifteen (15) years from the date of any issuance of such shares. All other terms and conditions that are presently set forth in the Certificate of Incorporation, as amended, that otherwise apply to the Class A Preferred Stock shall also be deemed to apply to the Class B Preferred Stock. In the event of any liquidation of the Corporation, the Class A Preferred Stock and Class B Preferred Stock, after payment of all accrued by unpaid dividends, shall have equal standing with  neither  Class  having  priority  over the other with  respect to any
     liquidation   distributions."

     FIFTH: The foregoing amendments of the Certificate of Incorporation of the Corporation were authorized by the vote of a majority of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation subsequent to the affirmative vote of the Board of Directors and, pursuant to the provisions of Article SIXTH of the Certificate of Incorporation, by the United States Government Small Business Administration.

     IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed to this 30th day of April, 1992 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                                      /s/ Gary C. Granoff
                                                      --------------------------
                                                      GARY C. GRANOFF, PRESIDENT

                                                      /s/ Margaret Chance
                                                      --------------------------
                                                      MARGARET CHANCE, SECRETARY

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ELK ASSOCIATES FUNDING CORPORATION
                Under Section 805 of the Business Corporation Law

                  It is hereby certified that:

     FIRST: The name of the Corporation is ELK ASSOCIATES FUNDING CORPORATION.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on July 9, 1979, under the name of Elk Associates Funding Corporation.

     THIRD:  The  Certificate  of   Incorporation  of  Elk  Associates   Funding
Corporation is hereby amended. The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment are to: (i) increase the number of authorized shares of Common Stock from 1,500,000 to 2,000,000, (ii) rename the Class A Preferred Stock and Class B Preferred Stock as Series A Preferred Stock and Series B Preferred Stock, respectively,
(iii) grant the United States Small Business Administration a liquidating interest in a restricted capital surplus account, contingent upon the Company's repurchase of its Series A Preferred Stock from the United States Small Business Administration, (iv) incorporate the provisions of 13 CFR ss. 107.261(f) and 13 CFR ss. 107.262 into the Company's certificate of incorporation and consent to the exercise by the United States

Small Business Administration of all rights of the United States Small Business Administration under 13 CFR ss. 107.261(f) and 13 CFR ss. 107.262, and agree to take all actions which the United States Small Business Administration may require in accordance with such provisions and (v) change the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him or her.

     FOURTH: To accomplish the foregoing amendments, Articles FOURTH, FIFTH and EIGHTH of the Certificate of Incorporation of the Corporation are hereby amended:

     (a) Article FOURTH of the Certificate of Incorporation shall be deemed amended and restated as follows:

          "FOURTH: (a) The total number of authorized shares of capital stock of this Corporation shall consist of 3,300,000 shares of which 1,300,000 shares shall be preferred stock having a par value of $10.00 each and 2,000,000 shares shall be Common Stock having a par value of $.01 (one cent) per share. The preferred stock shall further be divided into 547,271 shares of Series A Preferred Stock having a par value of $10.00 per share and a 3% dividend rate, and 752,729 shares of Series B Preferred Stock having a par value of $10.00 per share and a 4% dividend rate. The designation of each class or series, the number of shares of each class or series and par value of the shares of each class or series are as follows:

         Number of                                                 Par Value
         ---------                                                 ---------
         Shares                   Type                             Per Share
         ------                   ----                             ---------
         547,271                  Series A Preferred Stock           $10.00
         752,729                  Series B Preferred Stock           $10.00
       2,000,000                  Common Stock                       $ 0.01

     The Series A Preferred Stock and the Series B Preferred Stock authorized are restricted solely for issuance to the United States Small Business Administration.

          (b) All reference in this Certificate of Incorporation to the preferred stock which carries an annual dividend of three (3%) percent of its par value shall apply solely to the 547,271 shares of preferred stock previously issued by this Corporation to the United States Small Business Administration which is designated for future reference as Series A Preferred Stock. Any preferred stock to be issued from and after the date of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be deemed to be Series B Preferred Stock which shall have an annual dividend of four (4%) percent of its par value payable from the date of issuance and which shares shall be deemed to have a mandatory redemption requirement so that any Series B Preferred Stock that is issued by the Corporation shall be redeemed by the Corporation within fifteen (15) years from the date of any issuance of such shares. All other terms and conditions that are presently set forth in the Certificate of Incorporation, as amended, that otherwise apply to the Series A Preferred Stock shall also be deemed to apply to the Series B Preferred Stock. In the event of any liquidation of the

     Corporation, the Series A Preferred Stock and Series B Preferred Stock, after payment of all accrued but unpaid dividends, shall have equal standing with neither series having priority over the other with respect to any liquidation distributions."

          (b) Article FIFTH of the Certificate of Incorporation shall be deemed amended by adding the following additional paragraphs:

          "(c) Grant of Liquidating Interest to the United States Small Business Administration and Creation of Restricted Contributed Capital Surplus Account.

     (i) Definitions: For the purposes of this Article FIFTH (c) the following terms shall have the meaning hereinafter set forth:

          "Liquidating Interest" shall mean a preferential limited ownership interest in a new capital surplus account to be created by the Corporation and to be known as the "Restricted Contributed Capital Surplus Account". The Liquidating Interest may only be granted to the United States Small Business Administration and only in conjunction with a redemption at a discount of the Corporation's outstanding Series A Preferred Stock, with a 3% dividend rate, held by the United States Small

          Business Administration, as contemplated and authorized by Public Law 101-162, dated November 21, 1989.

          "Restricted Contributed Capital Surplus" shall mean the new capital account which will be used solely for the purpose of recording on the accounts of the Corporation, a credit representing the difference between the purchase price to be paid for the redemption of the Series A Preferred Stock, and the aggregate par value of the Series A Preferred Stock.

          The "Shares" shall mean the aggregate number of shares of Series A Preferred Stock being repurchased.

          "Purchase Price" shall mean the aggregate value of the consideration to be paid to the United States Small Business Administration by the Corporation for the Shares, including the right to any unpaid dividends accrued thereon.

          "Discount" shall mean the amount by which the aggregate par value of the Series A Preferred Stock being repurchased exceeds the Purchase Price.

     (ii) Liquidating Interest

          Upon the execution of a preferred stock repurchase agreement between the United States Small Business Administration and the Corporation (the "Agreement"), the Corporation shall carry on its balance sheet a capital account designated Restricted Contributed Capital Surplus and the Corporation shall grant to the United States Small Business Administration a Liquidating Interest in the Restricted Contributed Capital Surplus Account, pursuant to the terms of such Agreement.

          The initial value of the Liquidating Interest shall be equal to $3,557,261.50 and shall decline on a straight-line basis at the end of each month by an amount equal to 1/60th (1.6667%) of its original amount beginning one month after the date of the Agreement. Upon the occurrence of any Event of Default (as defined in the Agreement) the value of the Liquidating Interest shall become fixed at the level immediately preceding the Event of Default and shall not decline further until such time as the default is cured or waived.

          The Liquidating Interest shall expire on the later of (i) the date sixty (60) months from the date of the Agreement, or (ii) if an Event of Default has occurred and such default has been cured or waived, such later date on which the Liquidating Interest is fully amortized.

          If, prior to the expiration of the Liquidating Interest as set forth above, the Corporation's Board of Directors or its shareholders authorize the liquidation of the Corporation, or a judicial order is issued directing the voluntary or involuntary liquidation of the Corporation, or the United States Small Business Administration initiates receivership or liquidation proceedings, pursuant to the Small Business Investment Act of 1958, as amended, and the regulations adopted thereunder, any assets which are available, after the payment or the provision for the payment of all debts of the Corporation, shall be distributed first to the United States Small Business Administration until the fair market value of such assets is equal to the amount of the Liquidating Interest or all remaining assets have been distributed to the United States Small Business Administration.

          (d) The provisions of 13 CFR ss. 107.261(f) and 13 CFR ss. 107.262 are hereby incorporated by reference into this Certificate of Incorporation as if fully set forth herein. This Corporation hereby consents to the exercise by the United States Small Business Administration of all of the rights of the United States Small Business Administration under 13 CFR ss. 107.261(f) and 13 CFR ss. 107.262, and agrees to take all actions which the United States Small Business Administration may require in accordance with such provisions."

     (c) Article EIGHTH of the Certificate of Incorporation shall be deemed amended and restated as follows:

     "EIGHTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him or her is:

                           Granoff & Walker, P.C.
                           747 Third Avenue- 4th Floor
                           New York, New York 10017

     FIFTH: The amendments to Articles FOURTH and FIFTH of the Certificate of Incorporation of the Corporation were authorized by the vote of a majority of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendments of the Certificate of Incorporation subsequent to the affirmative vote of the Board of Directors and, pursuant to the provisions of Article SIXTH of the Certificate of Incorporation, by the United States Small Business Administration. The amendment to Article EIGHTH of the Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation and, pursuant to the provisions of Article SIXTH of the Certificate of Incorporation, by the United States Small Business Administration.

     IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been subscribed to this 9th day of August, 1994 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

                                                      /s/ Gary C. Granoff
                                                      --------------------------
                                                      GARY C. GRANOFF, PRESIDENT

                                                      /s/ Margaret Chance
                                                      --------------------------
                                                      MARGARET CHANCE, SECRETARY